UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2009

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed to reflect certain adjustments that have been made to prior year consolidated financial statements of The Boeing Company (the “Company”) that were previously filed with the Securities and Exchange Commission by the Company on February 9, 2009 in its Annual Report on Form 10-K for the year ended December 31, 2008. These adjustments are being filed for purposes of incorporation by reference into any future registration statements, including a Registration Statement on Form S-3 that we currently expect to file in respect of shares expected to be contributed to the Company’s U.S. pension plans. The financial statements and summary of business segment data reflecting adjustments for the following items, previously disclosed in the Company’s Form 10-Q for the quarter ended March 31, 2009, are attached hereto as Exhibit 99.1:

A. Effective January 1, 2009, the Company adopted a newly issued accounting standard which requires the noncontrolling interest to be separately presented as a component of shareholders’ equity. The accompanying Consolidated Statement of Financial Position as of December 31, 2007, Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2007 and 2006 and applicable business segment data for 2008, 2007 and 2006 have been adjusted to conform to the new standard.

B. Effective January 1, 2009, certain programs were realigned between the Company’s Integrated Defense Systems segments. Business segment data for 2008, 2007 and 2006 have been adjusted to reflect the realignment.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

99.1	Consolidated Statement of Financial Position, Consolidated Statements of Shareholders’ Equity and Summary of Business Segment Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

THE BOEING COMPANY (Registrant)

/S/ ROBERT J. PASTERICK
Robert J. Pasterick Vice President of Finance & Corporate Controller Date: November 5, 2009